                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) or 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           Newcastle Investment Corp.
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)


                  Maryland                             81-0559116
               -------------                          -------------
        (State or other jurisdiction                (I.R.S. Employer
             of incorporation)                      Identification No.)

       1251 Avenue of the Americas,
        16th Floor, New York, NY                           10020
  ----------------------------------------              ------------
  (Address of Principal Executive Offices)               (Zip Code)

       If this form relates to the               If this form relates to the
       registration of a class of                 registration of a class of
     securities pursuant to Section             securities pursuant to Section
    12(b) of the Exchange Act and is           12(g) of the Exchange Act and is
      effective pursuant to General              effective pursuant to General
  Instruction A.(c), please check the        Instruction A.(d), please check the
           following box. [X]                         following box. [ ]

Securities Act registration number to which this form relates: 333-109597

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                       Name of Each Exchange on
      to be so Registered                 Which Each Class is to be Registered
      -------------------                 ------------------------------------
   8.05% Series C Cumulative                  New York Stock Exchange, Inc.
   Redeemable Preferred Stock

Securities to be registered pursuant to Section 12(g) of the Act: None

--------------------------------------------------------------------------------
                                (Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     A description of the 8.05% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, which are to be registered under this registration statement, is contained under the caption "Description of Series C Preferred Stock" in the Prospectus Supplement, dated October 20, 2005, to the Prospectus, dated November 3, 2003, constituting a part of the registration statement on Form S-3 (File No. 333-109597) of Newcastle Investment Corp., filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This description and the related information contained under the caption "Description of Capital Stock -- Preferred Stock" in the Prospectus, dated November 3, 2003, are incorporated by reference into this registration statement, and any description included in a form of prospectus supplement subsequently filed by Newcastle Investment Corp. under Rule 424(b) under the Securities Act relating to the 8.05% Series C Cumulative Redeemable Preferred Stock will be deemed to be incorporated by reference into this registration statement.

ITEM 2. EXHIBITS.

3.1 Article Supplementary defining the rights of holders of the 8.05% Series C Cumulative Redeemable Preferred Stock.

4.1   Form of Certificate for 8.05% Series C Cumulative Redeemable Preferred
      Stock.


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                     Newcastle Investment Corp.
                                                     --------------------------
                                                           (Registrant)



                                                    By:    /s/ Randal A. Nardone
                                                           ---------------------
                                                    Name:  Randal A. Nardone
Date: October 25, 2005                              Title: Secretary